EXHIBIT 23.2

[Letterhead of Peter Ott & Associates Inc.]

OccuLogix, Inc.
2600 Skymark Drive
Unit 9, 201
Mississauga, ON
L4W 5B2

CONSENT OF INDEPENDENT REGISTERED BUSINESS VALUATOR

We consent to the reference to our company under the caption “Experts” in the Annual Report of OccuLogix, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2006, including any amendments thereto, and to the use of our valuation recommendation reports dated December 5, 2006 and March _____, 2007, respectively, with respect to the valuation analyses of the fair value of certain net assets of the Company (collectively, the “Valuation Reports”) and to the incorporation by reference of the Valuation Reports in the Company’s Registration Statement (Form S-8 No. 333-124505) filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2005, the Company’s Registration Statement (Form S-3/A No. 333-137681) filed with the SEC on November 28, 2006 and the Company’s Registration Statement (Form S-3 No. XXX) filed with the SEC on March 6, 2007.

Markham, Canada                                                                                                                                                                                                                                               /s/ Peter Ott & Associates Inc.
March 7, 2007